Exhibit 99.2 The Future of Breeding™ C h a n g i n g t h e S c a l e o f Tr a i t D e v e l o p m e n t Pr o p o s e d N A S DA Q T i c ke r : C B U S A p r i l 2 0 2 3

The Market Opportunity Addressing the Crisis in Farming Productivity

Breeding is How Seed Co’s Develop Traits The Industry: Seed Co’s Develop Traits and Charge Trait Fees for Productivity Gains. A Seed Company’s Success depends on it continually Improving Its Traits. Conventional Breeding Has Severe Scale & Time Limitations 3

Gene Editing Changes the Scale High Throughput Gene Editing Systems that Operate as an Extension of Conventional Breeding Trait Development in a Fraction of the Time of Conventional Breeding “Nature Identical” Traits Traits from Trait Machine that Cibus are conventional breeding like. Bio-Mfg. Standards Pharma Standard Quality Control & Assurance. High Throughput Gene Editing System “Timebound, Predictable & Reproducible Breeding System. RTDS 4

Addresses the Pressing Need From Climate Change Crisis due to Rapidly Changing Environment for Diseases, Pests & Resources Billions of Acres Globally Being Impacted by Common Global Challenges Gene Editing is Virtually the Only Tool that Can Address Climate Challenges at Scale 5

Leader in Gene Editing in Agriculture Overview

Key Management Team Greg Gocal, PhD Rory Riggs Peter Beetham, PhD CHIEF SCIENTIFIC OFFICER CHIEF EXECUTIVE CHIEF OPERATING OFFICER EXECUTIVE VICE PRESIDENT OFFICER PRESIDENT CHAIRMAN CO-FOUNDER CO-FOUNDER CO-FOUNDER Noel Sauer, PhD Wade King, MD Rosa Cheuk Kim, JD SENIOR VICE PRESIDENT CHIEF FINANCIAL SENIOR VICE PRESIDENT HEAD OF R&D OFFICER LEGAL 7 7 7

Cibus, Calyxt Merger Brings Together Pioneers See: Cibus.com for Announcement & Details https://www.Cibus.com/press-release.php Merger Combines Key Technologies in Ag. Gene Editing Productivity Traits Sustainable Ingredients Gene Edited Plants Plants, Microorganisms Oil Seeds Cereals Yarrowia Plant Cell Matrix (Both) (Both) (Cibus) (Calyxt) 8

Background

FOUNDED
2001

EMPLOYEES
~200

HEADQUARTERS
San Diego, CA

Commercial Progress

- **Pipeline of 6 Productivity Traits**
- **In Q1 2023 Shipped 1st Traits to Customers for Commercialization**
- **Completing 1st Gene Editing Production Facility**
- **Collaboration with P&G for Sustainable Ingredients**

CIBUS®

The Future of Breeding™

Products & Technology

Products

1) Productivity Traits

Productivity traits that make crops more adaptable to the environment, have increased yields or require less chemicals.

2) Sustainable Ingredients

Renewable products or materials that that don't negatively impact the environment during production, use, or disposal.

Technology

Non-GMO* Gene Editing

OVER **400** ISSUED
OR PENDING PATENTS



*See Slide 11.

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Technology & Business RTDS®/Trait Machine™ - Revolutionary Breeding Platform Business Model - Tech. Extension of Conventional Breeding/Trait Development 10

RTDS/Trait Machine: Proprietary, Non-GMO High Throughput Gene Editing System that Operates as an Extension of Conventional Breeding Trait Development in a Fraction of the Time! Gene Editing Trait Technology GMO Trait Technology Direct Editing without Genetic Modification Integrating Foreign DNA/Transgene Integrating Foreign DNA/Transgene Note: The above charts show the difference between GMO Trait Technology and RTDS’s trait technology. These differences are central to a global regulatory movement to regulate Gene Editing similarly to traditional breeding. In the US, South America and certain key markets, RTDS technology is separated from GMO regulations and instead, regulated similarly to conventional breeding.

Positive Regulatory Momentum Global Movement to Approve Gene Editing Similar to Conventional Breeding The Driving Force is the Climate The EU is a Key Driver - The European Union has announced that in Q2 2023, they will release their proposals for new gene editing regulations. - EU represents > 100 MM acres 12

Trait Machine Represents a Step Change in Breeding This is the Future of Breeding! 1– Prototyping Runs: Accelerates Development & Proof of Concept 2– Production Runs: Accelerates Speed to Market. Trait Machine Trait Machine directly Once a trait is developed, Trait Machine accelerates accelerates prototyping or edits a customer’s time to commercialization. testing of different traits. elite germplasm. 13

Business Model: Traditional Trait Distribution Model: Traits Distributed in Seeds by Seed Co’s Seed Co’s Pay Royalties to Cibus for IP Related to Traits WHO TURN TO TURN TO Farmers Seed Companies Plant Trait Developers Challenged by the impacts of Seed germplasm & crop specific Develop productivity traits and Environment & Climate change productivity traits drive crop license Trait IP to Seed Co’s. performance and competition. Seed Co’s pay Trait Co’s Royalties Farmers pay Seed Co’s trait fees for IP associated with Traits within total cost charged for seed. and/or germplasms. 14 14

Royalty Revenue Model Industry: Long History of Trait Licensing & Royalty Payments Royalties (Trait Fees) based on “Value Per Acre” Trait Fees NA & SA Trait Market $2.1B Soybean ➢ Accessible Acres ~400 MM $1.0B ➢ Trait Fee Acres Cotton Major Crops 2020 Est. > 300 MM Trait Fees (NA & SA) $0.4B ➢ Avg. Trait Fee/Acre by Crop Canola $10-$15/Acre Current Market (Weeds & Insects) ~$8 B ~400 MM Acres $0.2B ➢ Est. 2020 Trait Fees Other > $8 Billion $4.1B Corn (1) Source: Company estimates, BCG, FDA.gov., AgbioInvestor 2021. (2) 2020 Traits fees are predominantly for GMO-based traits in North & South America 15 15 Note: See slide 25 regarding data assumptions in this presentation. 15 Trait Fee Pricing is based on Trait Specific Economics

Cibus Pipeline 16

Cibus has Developed a Broad Initial Trait Pipeline Cibus Pipeline Indicative of Productivity Advantage of RTDS Addressable TRAIT ACRES for Canola, Rice, Soybean 6 Traits: 4 of the 6 Apply to Multiple Crops ~250 MM Acres Note: Slide 25 for data sources & assumptions. Acres based on Canola, Rice, Soybean in N.A.,S.A., EU Trait Fees or Royalties Are Per Acre Estimates 17 17 17

Initial Commercial Model

Initial Trait Machine Platforms: ***Canola, Rice & Soybean***

First Traits in Canola & Rice have Transferred to Customers

Addressable Acres: ~250 MM*


Operational

Canola

TAM: 46 MM ACRES

Traits 5

Lead Customer: Nuseed

Traits Fees (est.) ~$5-$15


Operational

Rice

TAM: 11 MM ACRES

Traits 3

Lead Customer: Nutrien

Traits Fees (est.) ~$10-$30


2H 2023

Soybean

TAM: 190 MM ACRES

Traits 4

Lead Customer: GDM

Traits Fees (est.) ~$5-$15



Note: Trait Fees or Royalties Are Per Acre Estimates

* Acres based on Canola, Rice, Soybean in N.A.,S.A., EU

Lead 1st Trait:

PSR: Pod Shatter Reduction - Canola/WOSR



Initial Trait Acres ~15 MM



Increasing Farmers' Yields by Reducing Pod Shatter

PSR: Strengthens sheath That holds oil seeds.

POD Shatter Reduction

Sheaths or pods shatter in rain/high winds, causing yield losses of **10% or more.**

PSR **reduces pod shatter** *and associated seed losses*

Commercial Progress: Developed & Transferring

10	**Customers**
~15 MM	**Est. Acres for Initial Customers**
$5-$10	**Est. Trait Fees**
Q1 2023	**1st Transfers**

Note: Slide 25 for data sources & assumptions.

Acres based on Canola, Rice, Soybean in N.A.,S.A., EU

Trait Fees or Royalties Are Per Acre Estimates

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Photo credit to the Canola Council of Canada

Our 1st Blockbuster Trait

Sclerotinia White Mold Resistance - Canola, Soybean



Est. Trait Fees Acres ~80 MM, Exp. Royalties > $500 Million

Sclerotinia Resistance


Field Infection
Greenhouse Test
Resistance
Greenhouse Test
Wild Type Infected

Sclerotinia* Resistance:** ***Improved Yields, Less Fungicides

Note: Slide 25 for data sources & assumptions.

Acres based on Canola, Rice, Soybean in N.A.,S.A., EU

Trait Fees or Royalties Are Per Acre Estimates

Sclerotinia Resistance

Builds plant's defense mechanisms to prevent *Sclerotinia from infecting and colonizing Soybean, Canola or Winter Oilseed Rape plants.*

Direct benefit from improved yields, reducing fungicide cost and their applications.

Major Crops	Canola/ WOSR	Soybean
Est. Trait Fee Acres	~30 MM	~50 MM
Est. Trait Fee	~$5-$10	~$5-$10

Molecular Confirmation	Yes	Yes
Green House Confirmation	2023	NA
Field Validation (Est.)	2024	NA

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Photo credit to the Canola Council of Canada

Corn & Wheat Platforms Soon Timeline: Wheat Trait Machine Platform Expected by Yearend 2024, Corn Platform Expected by Yearend 2025 Addressable TRAIT ACRES Two Cibus Multi-Crop Traits Applicable to Corn and Wheat for All 5 Major Crops * Acres based on Corn and Wheat in N.A..,S.A., EU ~530 MM Acres Note: See slide 25 for data sources & assumptions. Acres based on Canola, Rice, Soybean in N.A.,S.A., EU Trait Fees or Royalties Are Per Acre Estimates 21 21 21

Our Focus: Multi-Crop Blockbusters

- ***Traits that Address >100 MM Acres***
  - Massive Impact of Global Farming Productivity
- ***Expected Traits Royalties: $5 to $15***
  - Massive Economic Opportunity

Target Areas

Resistance Traits

DISEASE RESISTANCE
Able to resist or fight disease pathogens. Reduces fungicide use

INSECT RESISTANCE
Able to resist specific pests or insects. Reduces pesticide use.

Efficiency Traits

CLIMATE CHANGE
Addressing the impacts of climate such as drought & weather

NUTRIENT PROCESSING
Able to better process available nutrients. Reduces fertilizer needs.

AGRONOMY
Physiological traits that improve yields and farmability

Sustainable Ingredients

PLANT OUTPUTS
Renewable products that don't negatively impact the environment during production, use, or disposal.

PROCESS OUTPUTS
Replacing inputs or process materials that negatively impact the environment.

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Building Blocks: Blockbuster Crop Platforms

Trait Machine Enables Stacking Multiple Traits in a Specific Crop
With Multiple Stacked Traits, Individual Crops can be Blockbusters

Canola is Cibus' 1st Crop Platform, Royalty Potential > $1B

Canola
OSR
~46 MM Acres

	Est. Cibus Trait Acres	Est. Trait Royalty
Pod Shatter (PSR)	25 MM	$5-$10/Acre
Sclerotinia Resistance	30 MM	$5-$10/Acre
Herbicide Tolerance #2	20 MM	$5-$10/Acre
Herbicide Tolerance #1	15 MM	$5-$10/Acre
Nutrient Use Efficiency	46 MM	$10-$15/Acre

***Sclerotinia*, HT#2, HT#1 & NUE (in dark gray) are Multi-Crop Traits**

Note: Slide 25 for data sources & assumptions.
Acres based on Canola in N.A., Europe

Photo credit to the Canola Council of Canada

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Business Strategy: ➢ Build Crop Specific Trait Machine Platforms for all 5 Major Crops ➢ Build a Family of Blockbusters Directed at Farming Productivity/Sustainability Trait Fees $2.1B Soybean The Underlying Scale of Traits Major Crops $1.0B NA&SA ➢ Major Traits are Applicable Cotton ~400 MM Acres 2020 Est. to and Across Multiple Crops (Note: EU Approval will Trait Fees $0.4B ➢ Trait Royalties are Paid for Each add ~100 mm acres) by Crop Canola Trait for its Specific Economics ~$8 B $0.2B ➢ Est. 2020 Trait Fees Across Other Multiple Crops: ~ $8 Billion See slide 25 regarding data assumptions in this presentation. $4.1B rd Current 3 party trait market is primarily GMO traits. Corn (1) Source: Company estimates, BCG, FDA.gov., AgbioInvestor 2021. (2) 2020 Traits fees are predominantly for GMO-based traits in North & South America * See slide 21 regarding data assumptions in this presentation. 24 24 Trait Fee Pricing is based on Trait Specific Economics 24

Disclaimer

Securities Law Matters
This presentation has been prepared by Cibus Global, LLC (the "Company"), and the Company is responsible for its contents. It shall not constitute an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of the Company be offered or sold, in any jurisdiction in which such an offer, solicitation or sale would be unlawful. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this presentation is truthful or complete. Any representation to the contrary is a criminal offense.

Forward Looking Statements
This presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of certain crop traits and our future financial performance, including our operations, economic performance, financial condition, prospects and other future events. These forward-looking statements are only predictions and are largely based on our current expectations. These forward-looking statements appear in a number of places in this Presentation. In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements. These risks may cause our actual results, levels of performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements.

Industry and Market Data
Information about market and industry statistics contained in this presentation is included based on information available to the Company that it believes is accurate in all material respects. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this presentation. Forecasts and other forward-looking information obtained from these sources, including estimates of future market size, revenue and market acceptance of products and services, are subject to the same qualifications and the additional uncertainties accompanying any forward-looking statements.

Acreage Data
This presentation has 2 available acreage calculations: TAM-Total Accessible Acres and Trait Fees Acres. These are based on the company's estimate of total hybrid acres available in: North America, South America & Europe for each crop. European acres are not currently accessible. These acres depend on a favorable outcome of the current EU Parliamentary process. They are shown to show the potential increase in available acres if the EU were to pass the proposed legislation. The EU is expected to address these changes in 2023.

Intellectual Property
"Cibus," "RTDS," "Rapid Trait Development System," "FALCO," "SU Canola," "Nucelis," "ASAP," "A Different Breed," "Trait Machine," "Inspired by Nature," "Driving Sustainable Agriculture," "Reshaping Crop Protection," "Reinventing Trait Development", "Timebound & Predictable", "Driving Trait & Breeding Innovation", "Future of Breeding", the Cibus logo and other trademarks or service marks of Cibus appearing in this presentation are the property of Cibus. Trade names, trademarks and service marks of other companies that appear are the property of their respective holders and do not imply a relationship with, or endorsement or sponsorship of us, by these other companies. Solely for convenience, trademarks and trade names in this presentation appear without the ™ and ® symbols, but any such failure to appear should not be construed as indicating that their respective owners will not assert their rights with respect thereto. Cibus has over 400 *patents* issued or filed.

Company Data & Projections

1. Developed means validated field trials (Canola PSR, rice HT1, HT3); Advanced development means editing process underway with known edit targets. Beginning Development means early stage of initial edits.
2. TAM, Addressable Markets and Trait Fee Acres company estimates based on industry sources. There can be no assurance that Trait Fee Acres can be achieved.
3. Trait Machine Platforms are operational in canola and rice. Soybean is expected to be operational in H2 2023.
4. Est. Royalties are calculation of Trait Fee Acres times expected Trait Fee

3rd Party Data

1. Trait Fee information are 2020 estimates based on data from Agbioinvestor, US Gov., BCG and 3rd party consultants. Traits are predominantly GMO traits.
2. Corteva, 2018 Trait Royalties are from Corteva public disclosure.

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